Exhibit 10.4

Corporate Promissory Balloon Note 106 to Miller Family Trust

($525,285.99)	Monterey County, California	Date 09/30/2008

This revised note reflects debt from 01/01/2008 thru 9/30/2008. For value received, Feel Golf Company, Inc., (MAKER) promises to pay to the order of the Miller Family Trust, (HOLDER) the principal sum of Five Hundred Twenty Five Thousand Two Hundred and Eighty Five dollars and 99 cents ($525,285.99) with monthly accrued interest as noted on the MAKERS Balance Sheet dated 09/30/2008 and hereafter at the rate of SEVEN percent (7% APR).

The repayment schedule is a balloon loan due to be paid on or before December 31, 2012.  The maker shall have the election to prepay in periodic payment and monies paid shall be applied first to interest, then to principal.

UPON DEFAULT under this Note and/or upon written notice by the HOLDER, the entire balance of principal and interest shall, at the option of the HOLDER shall become immediately due and payable.

Payment shall be made directly to the HOLDER at address of record and in lawful money of the United States of America, and/or at such mutually agreed upon place or places as may be designated in writing by the HOLDER hereof from time to time..

The MAKER warrants and stipulates that the loan evidenced by this Note was transacted solely for the purpose of a business loan to Feel Golf Company, Inc. and for no other purpose; and is not an investment, but is a commercial loan under the Uniform Commercial Code as the loan is secured by a blanket lien on the MAKER’S assets.

The HOLDER hereof may extend the time of payment of this Note, postpone the enforcement hereof, grant any other indulgence and/or release any party primarily or secondarily liable hereon without effecting or diminishing the HOLDER’S right of recourse against the MAKER, endorsers or any party to this Note, which right hereby is hereby expressly reserved.

AS TO THIS NOTE and any other instruments, if any, securing it, the undersigned and all endorsers and guarantors severally waive presentment, protest and notice of dishonor, and expressly agree that the maturity of this Note, or any payment hereunder, may be extended from time to time without affecting the liability of the undersigned (or any endorser or guarantor hereof).

Feel Golf Company, Inc.	Miller Family Trust

Lee Miller, CEO	Ronald Lee Miller, Trustee
Date	Date:

WITNESSED:

David Otterbach, COO & Corporate Secretary	Date: